EQ ADVISORS TRUST
Rule 10f-3 TRANSACTIONS SUMMARY
(SECURITIES PURCHASED IN AN OFFERING IN WHICH AN AFFILIATED UNDERWRITER PARTICIPATES)
"For the period July 1 - December 31, 2012"

  Underwriter    Commission
  from Whom Principal Amount of Aggregate Amount Purchase  Spread or
Fund Name Purchase Date Purchased Purchase by Advisor of Offering Price Profit Security Affiliated Underwriter

EQ/GLOBAL MULTI-SECTOR EQUITY PORTFOLIO - MORGAN STANLEY 10/10/12 J.P. Morgan Securities LLC "$34,360,000 " "$206,160,000" $8.59  1.35% Chailease Holding Co. Ltd GDR Morgan Stanley & Co. LLC

EQ/GLOBAL MULTI-SECTOR EQUITY PORTFOLIO - MORGAN STANLEY 10/10/12 J.P. Morgan Grupo Financiero S.A. de C.V. "$13,992,211 " "$1,054,481,006" $60.00 MXN 1.02% "Mexichem, S.A.B de C.V." Morgan Stanley Mexico Casa de Bolsa S.A. de C.V.

EQ/MORGAN STANLEY MID CAP GROWTH PORTFOLIO 10/12/12 "Goldman, Sachs & Co." "$56,000,000 " "$637,000,000" $28.00 6.00% Workday Inc.  Morgan Stanley & Co. LLC

EQ/WELLS FARGO OMEGA GROWTH PORTFOLIO - WELLS CAPITAL 10/12/12 "Goldman, Sachs & Co." "$1,456,000 " "$637,000,000" $28.00  6.00% Workday Inc.  "Wells Fargo Securities, LLC"

EQ/FRANKLIN CORE BALANCED PORTFOLIO - BLACKROCK 10/24/12 Morgan Stanley & Co. LLC "$39,500,000 " "$1,000,000,000" $99.757  0.650% Marathon Oil Corp. PNC Capital Markets LLC

EQ/GLOBAL BOND PLUS PORTFOLIO - BLACKROCK 10/24/12 Morgan Stanley & Co. LLC "$39,500,000 " "$1,000,000,000" $99.757  0.650% Marathon Oil Corp. PNC Capital Markets LLC

EQ/WELLS FARGO OMEGA GROWTH PORTFOLIO - WELLS CAPITAL 10/26/12 Credit Suisse Securities (USA) LLC "$4,250,000 " "$391,000,000" $17.00  6.00% WhiteWave Foods "Wells Fargo Securities, LLC"

EQ/FRANKLIN CORE BALANCED PORTFOLIO - BLACKROCK 11/14/12 Morgan Stanley & Co. LLC "$140,000,000 " "$1,600,000,000" $99.664  1.20% Turlock Corporation (to be merged into Eaton Corp) PNC Capital Markets LLC

EQ/GLOBAL BOND PLUS PORTFOLIO - BLACKROCK 11/14/12 Morgan Stanley & Co. LLC "$140,000,000 " "$1,600,000,000" $99.664  1.20% Turlock Corporation (to be merged into Eaton Corp) PNC Capital Markets LLC

EQ/FRANKLIN CORE BALANCED PORTFOLIO - BLACKROCK 11/15/12 "Wells Fargo Securities, LLC" "$82,650,000 " "$1,400,000,000 " $99.64 0.650% "National Oilwell Varco, Inc. " PNC Capital Markets LLC

EQ/GLOBAL BOND PLUS PORTFOLIO - BLACKROCK 11/15/12 "Wells Fargo Securities, LLC" "$82,650,000 " "$1,400,000,000 " $99.64 0.650% "National Oilwell Varco, Inc. " PNC Capital Markets LLC

EQ/GLOBAL BOND PLUS PORTFOLIO - BLACKROCK 11/19/12 "Merrill Lynch, Pierce, Fenner & Smith Inc. " "$30,000,000 " "$250,000,000" $99.765 0.625% Pentair Finance S.A.  PNC Capital Markets LLC

EQ/FRANKLIN CORE BALANCED PORTFOLIO - BLACKROCK 12/17/12 "Merrill Lynch, Pierce, Fenner & Smith Inc. " "$35,000,000 " "$1,000,000,000" $99.425  0.650% Precision Castparts Corp. PNC Capital Markets LLC

EQ/GLOBAL BOND PLUS PORTFOLIO - BLACKROCK 12/17/12 "Merrill Lynch, Pierce, Fenner & Smith Inc. " "$35,000,000 " "$1,000,000,000" $99.425  0.650% Precision Castparts Corp. PNC Capital Markets LLC

EQ/FRANKLIN CORE BALANCED PORTFOLIO - BIG/C 08/15/12 Citigroup Global Markets Inc.  "$35,000,000 " "$500,000,000" $99.218  0.65% Moody's Corporation PNC Capital Markets LLC

EQ/GLOBAL BOND PLUS PORTFOLIO - BLACKROCK 08/15/12 Citigroup Global Markets Inc.  "$35,000,000 " "$500,000,000" $99.218  0.65% Moody's Corporation PNC Capital Markets LLC

EQ/LARGE CAP GROWTH PLUS PORTFOLIO - MARSICO 09/11/12 Various Brokers  * "$113,750,000 " "$17,999,999,972.50" $32.50 0.375% "American International Group, Inc. " Sanford C. Bernstein

"*   Goldman Sachs & Co., Barclays Capital Inc, Deutsche Bank, HSBC, J.P. Morgan, Citigroup, Wells Fargo Securities, Morgan Stanley, RBC Capital Markets, UBS Securities, Credit Suisse Securities, BNP Paribas Securities, Piper Jaffray & Co., RBS Securities, Samuel A. Ramirez & Company, Santander Investment Securities, Standard Chartered Bank,"

"     The Williams Capital Group, CastleOak Securities, Drexel Hamilton, ING Financial Markets, Lebenthal & Co., Loop Capital Markets, Macquarie Capital, Mizuho Securities, Natixis Securities Americas, Nomura Securities International, PNC Capital Markets, Raymond James & Associates, Scotia Capital, SG Americas Securities, SMBC Nikko Capital Markets, "

"     UniCredit Capital Markets, BNY Mellon Capital Markets, C.I.King & Associates, Dowling & Partners Securities, Keefe Bruyetts & Woods, MFR Securities, Mischler Financial Group, Muriel Siebert & Co., Sterne, Agree & Leach, Stifel, Nicolaus & Company, Toussaint Capital Partners, Blaylock Robert Van, Atlantick Equities"